                                                                    Exhibit 10.1

[Letter Head of FRB]


FOR IMMEDIATE RELEASE
MONDAY, AUGUST 18, 1997


         METZLER GROUP COMPLETES ACQUISITION OF REED CONSULTING GROUP

Deal Expands and Intensifies Geographic Coverage, Adds Consultants and Service Capabilities

DEERFIELD, IL, AUGUST 18 -- The Metzler Group, Inc. (Nasdaq: METZ), a leading nationwide provider of consulting services to electric and gas utilities and other energy-related businesses, today announced it had acquired privately owned Reed Consulting Group in a transaction to be accounted for as a pooling of interests. Reed, which had 1996 revenues of $5 million, is a leading strategic management and financial services consulting firm serving a wide range of energy industry clients in the domestic and international markets.

"We are continuing to execute our strategy of consolidating consulting services to the energy industry," said Robert P. Maher, The Metzler Group's chairman, chief executive and president. "Reed's consulting strengths are highly complementary with the existing skill sets within the Metzler Group and further increases our depth of service capabilities and broadens our client base with the energy industry. Reed provides a solid presence on the east coast, while further expanding the scope of our client relationships across the U.S. and internationally."

Excluding related merger costs, The Metzler Group anticipates a positive contribution to EPS in 1997 and thereafter. Following the transaction, Reed will operate as an independent, wholly owned subsidiary of The Metzler Group. John J. Reed, president and founder of Reed Consulting Group, will remain as president of the Reed operating subsidiary.

One of Reed's specialties is helping its clients respond to the changing market conditions brought about by federal and state regulatory initiatives. As an example, Reed is currently assisting Boston Edison in managing the divestiture of its fossil generation business. In addition,

                                                                         MORE...

The Metzler Group, Inc.
ADD ONE


over the past two years Reed has supported various lending groups and consortiums in the pursuit of nearly $9 billion in acquisition opportunities in the United States and Australia.

The Metzler Group is a leading nationwide provider of consulting services to electric and gas utilities and other energy-related business. The company's initial consulting business, Metzler & Associates, offers a wide range of consulting services related to information technology, process/operations management, business strategy development, and marketing and sales designed to assist its clients in succeeding in a business environment of changing regulation, increasing competition and evolving technology. Along with Metzler & Associates, the company has Resource Management International, Inc. (RMI), headquartered in Sacramento, California. RMI provides a broad spectrum of management and engineering consulting services to providers and users of electric power, natural gas, water, telecommunications and information systems. The Metzler Group's stock trades on the Nasdaq National Market under the symbol METZ.

Reed Consulting Group was founded in 1988 and has offices in Burlington, Massachusetts, and Pasadena, California. Reed specializes in the analysis of competitive energy markets, regulatory and litigation support, strategic planning and organizational studies, and customized information services for all participants in the energy marketplace. Reed's clients include natural gas utilities, electric utilities, energy marketers/retailers, gas pipelines, energy project developers, energy producers, large energy consumers, banks, financial institutions, and law firms.

Statements included in this press release which are not historical in nature, are intended to be, and are hereby identified as, "forward looking statements" for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended by Public Law 104-67. Forward-looking statements may be identified by words including "anticipate," "believe," "intends," "estimates," "expect" and similar expressions. The Company cautions readers that forward-looking statements, including without limitation, those relating to the Company's future business prospects, revenues, working capital, liquidity, and income, are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward looking statements, due to several important factors herein identified, among others, and other risks and factors identified from time to time in the Company's reports filed with the SEC. Such risk factors include, but are not limited to: acquisitions and acquisitions under consideration, significant client assignments, recruiting and new business solicitation efforts, regulatory changes and general economic conditions.


               FOR MORE INFORMATION ON THE METZLER GROUP, INC.,
        SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY TICKER:  METZ

                                     -30-